Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form S-1(File No. 333-181988) of our reports dated February 22, 2012 and March 18, 2011, relating to the consolidated financial statements of PHH Home Loans, LLC and Subsidiaries for the years ended December 31, 2011, 2010 and 2009 which are contained in that Prospectus.

We also consent to the reference to us as “experts” under the caption “Independent Registered Public Accounting Firms” in the Prospectus.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania

September 28, 2012